JEFFERSON SMURFIT CORPORATION (U.S.)

Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner

Offer to exchange its
7 1/2% Senior Notes due 2013,
which have been registered under the Securities Act of 1933, as amended, for any and all of its
outstanding 7 1/2% Senior Notes due 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2003, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

        The undersigned hereby acknowledges receipt of the Prospectus dated                        , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") of Jefferson Smurfit Corporation (U.S.), a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange up to $300,000,000 in aggregate principal amount of its 7 1/2% Senior Notes due 2013 (the "Registered Notes") for up to $300,000,000 in aggregate principal amount of its outstanding 7 1/2% Senior Notes due 2013 (the "Outstanding Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        $                                            of the 7 1/2% Senior Notes due 2013.

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  ☐
  To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)):

        $

  ☐
  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned hereby instructs you to tender the Outstanding Notes for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned is not an "affiliate" of the Company, (2) any Registered Notes to be received by the undersigned are being acquired in the ordinary course of its business, (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Registered Notes to be received in the Exchange Offer, and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Registered Notes. The Company may require the undersigned, as a condition of the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "Beneficial Owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Outstanding Notes to be exchange in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Registered Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

  SIGN HERE

  (Name of beneficial owner(s))

  (Signature(s))

  (Name(s) — please print)

  (Address)

  (Telephone Number, including Area Code)

  (Taxpayer Identification or Social Security Number)

  (Date)

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